                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054



                                         August 19, 2002

Eaton Vance Insured New York Municipal Bond Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts  02109

Ladies and Gentlemen:

         With respect to our purchase from you, at the purchase price of $100,000 of 6,666.67 shares of beneficial interest, net asset value of $15.00 per share ("Initial Shares") in Eaton Vance Insured New York Municipal Bond Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                           Very truly yours,

                                           EATON VANCE MANAGEMENT


                                           By:  /s/ William M. Steul
                                                ----------------------------
                                                William M. Steul
                                                Treasurer and Vice President


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